Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Global Advance Corp.; on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission (the "Report"), Krystal Rocha, Principal Executive Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to her knowledge:

                     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Krystal Rocha
Name: Krystal Rocha
Principal Executive Officer, Principal Financial/Accounting Officer
April 14, 2008